UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Cousteau Place Suite 105
Davis, California		95618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 530 756-7077

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2022, Arcadia Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional and accredited investor (the “Purchaser”) for the sale and issuance of 4,722,506 shares of its common stock at a purchase price of $1.05876 per share (or pre-funded warrants in lieu thereof) in a registered direct offering (“Offering”) priced at-the-market under Nasdaq rules. Pre-funded warrants sold in the Offering in lieu of shares of common stock have a purchase price of $1.05866 per share of common stock underlying each such warrant (equal to the purchase price per share of common stock, minus the exercise price of $0.0001). Each pre-funded warrant sold in the Offering is exercisable for one share of common stock at an exercise price of $0.0001 per share, is immediately exercisable, and will not expire until fully exercised.

In addition, pursuant to the Purchase Agreement the Company agreed to issue to the Purchaser unregistered preferred investment options (“Investment Options”) to purchase up to an aggregate of 4,722,506 shares of common stock. The Investment Options are exercisable immediately upon issuance at an exercise price of $0.93376 per share and will expire five years from the date of issuance.

The shares of common stock and the pre-funded warrants issued in the registered direct offering and the shares of common stock underlying the pre-funded warrants issued in the registered direct offering (and excluding the Investment Options and the shares of common stock underlying the Investment Options) are being offered and sold pursuant to a prospectus dated May 12, 2022, and a prospectus supplement dated August 12, 2022, in connection with a takedown from the Company’s “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-264425). In connection with the registered direct offering, the Company is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, respectively, which are incorporated by reference into the Registration Statement.

The Investment Options described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the Investment Options, have not been registered under the Securities Act or applicable state securities laws.

A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants or Investment Options to the extent that the holder would own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

The closing of the registered direct offering and private placement occurred on August 16, 2022.

Engagement Letter

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”) dated August 12, 2022 (the “Engagement Letter”), pursuant to which Wainwright agreed to serve as the Company’s exclusive placement agent for certain equity financing transactions, including the Offering. The Company has agreed to pay Wainwright an aggregate fee equal to 6.0% of the gross proceeds received by the Company from the Offerings. The Company also agreed to pay Wainwright $60,000 for non-accountable expenses, a management fee equal to 1.0% of the gross proceeds raised in the Offerings and $15,950 for clearing expenses. The Engagement Letter has indemnity and other customary provisions for transactions of this nature.

Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright, or its designees, unregistered preferred investment options to purchase up to 5.0% of the aggregate number of shares of common stock and pre-funded warrants sold to the Purchaser (236,125 shares) (“Placement Agent Investment Options”) at an exercise price per share of $1.3235 and with a term of five years. The Placement Agent Investment Options, and the shares issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The foregoing description of the Purchase Agreement, the pre-funded warrants, the Investment Options, the Engagement Letter and the Placement Agent Investment Options are not complete and are qualified in their entirety by references to the forms of such documents, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K are incorporated by reference into this Item 3.02 in their entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Preferred Investment Option
4.3	Form of Placement Agent Preferred Investment Option
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation
10.1	Form Securities Purchase Agreement
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin Law Corporation (contained in Exhibit 5.1)
99.1	Engagement Letter dated August 12, 2022, by and between the Arcadia Biosciences, Inc. and H.C. Wainwright & Co., LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	August 16, 2022	By:	/s/ PAMELA HALEY
Pamela Haley, Chief Financial Officer